EXHIBIT 23.2

The Board of Directors
Mansur Industries Inc.:


We consent to the use of our report dated January 19, 1996 of Mansur Industries Inc. included herein in this registration statement on Form S-1 of Mansur Industries Inc. and to the reference to our firm under the heading "Experts" in the prospectus.


                       /s/ KPMG PEAT MARWICK LLP

Miami, Florida
September 6, 1996